Exhibit 99.1
Prepared Script of Video Message from Gerald Haddock

Hello, my name is Gerald Haddock, Executive Chairman of Silver Star Properties REIT, Inc. I have spent over 40 years in the financial, real estate, oil and gas, and legal sectors, and serve on numerous for-profit and not-for-profit boards, including the board for Meritage Homes Corporation, the Board of Trustees for the Baylor College of Medicine, the Baylor University Executive Investment Committee, and several others.

In 2000, I founded and am president of Haddock Investments, which is focused on private equity and commercial real estate investments.

Prior to 2000, I was co-founder, president and CEO of Crescent Real Estate Equities, a diversified real estate investment trust. At Crescent, we acquired commercial office projects throughout Dallas, including the Crescent Office Towers, three million square foot complex, Trammel Crow Center, which I negotiated personally with Harlan Crowe. And all of Don Carter’s assets in Dallas. And there are many that I could keep naming that were clearly opportunistic investments. What I mean by opportunistic is buying an asset at a deep discount to replacement cost.

One of my proudest accomplishments at Crescent was acquiring the undeveloped lots and Town Center assets in The Woodlands Texas. I negotiated that deal personally with George Mitchell.

The reason I am addressing you today is that Silver Star Properties REIT has an important consent solicitation upcoming to elect Gerald Haddock, Jack Tompkins and Jim Still, your incumbent outside directors at Silver Star, for another term.

This is the primary subject of our conversation today, but it has to be broken down into several parts.

The first part is—how did we reach the point where we are now? The work done by this team of three outside directors to change the culture and the direction of Silver Star is an underlying message that will flow through everything we discuss today.

The second part is: how do we go from here to recoup losses and grow value for you into the future?

So, let's begin. After the three of us, again that's me, Jack Tompkins and Jim Still, began working together at Silver Star in 2020, we united as the three key independent directors on the board to understand what was actually going on inside the company.

What we discovered when we were turning over stones—that quite frankly had never even been tilted—we began to find a lot of surprises, and we immediately became concerned about turnover at the executive level, lack of liquidity for shareholders, routine delinquent SEC filings of financial statements, and a noticeable pattern of evasive comments by concerning Allen Hartman’s lack of focus on company business.

Hartman was always busy, but not on company matters. More so, he was involved with developing succession plans for young, inexperienced family members and thereby destroying morale for those seasoned long-term executives we wanted to keep.

By mid-2022, as our focus became stronger and more intense, we became concerned about the internal guidance that he gave the board from time to time. So, we started delving even deeper, including having more in-depth conversations with members of management.

So in mid 2022, your three outside directors—Jack Tompkins, Jim Still and I—led the board in analyzing the short falls in cash coverage for dividends. The matter was discussed with Mr. Hartman, and he initially even denied that the short falls existed.

At that point, it became apparent that what we had suspected was true—that is that Hartman was not fully engaged in the business of the company.

Then, in response to what we found, the three of us—Jack, Jim, and I—halted the payment of dividends until the issue regarding the Company’s liquidity could be further evaluated.

We discovered cash shortages were resulting in part from the relationship that existed with tenants in both renewal and new lease situations as well as with respect to tenant improvements.

Equally alarming, the company had been unable to raise capital, and the company was then incurring almost $2 million per year to support a capital markets team that was supposed to be raising capital, but simply was not doing so. This team did not raise capital and our resources were overextended and grossly misallocated.

Let me say it again. Hartman was always busy, but not always on company business. He spent his time and his focus regularly on his personal, religious and political endeavors.

Additionally, Mr. Hartman had directed the borrowing of cash from Hartman vREIT XXI to subsidize what the company had been suffering through these short falls in cash.

This dramatically expanded the conflict-of-interest problems with Hartman-related entities because Hartman vREIT XXI was directly related to Silver Star. To make matters worse, these borrowings were not even approved by the Silver Star Board and were also in violation of Hartman vREIT XXI’s charter.

It's always important to keep Hartman XX, which is now Silver Star, separated from Hartman vREIT XXI.

During this period, debt ballooned to about 322 million dollars and the SASB, securitized financing, maturity of $259 million loomed just over the horizon.

We three independent directors, as you would expect, led a strategic-option analysis to resolve this looming issue. Mr. Hartman, after this was done, turned down the idea of bridge financing which was recommended by our investment bank on the grounds that it was too expensive.

Adding to this situation that the debt maturity was just around the corner, our bankers told us that if Mr. Hartman is at the helm, Silver Star will not be able to raise any capital.

So, there was no way for Silver Star to obtain this loan or bridge or other financing at that time.

Shortly thereafter, Hartman was ousted as chief executive officer, and the executive committee was formed and comprised of us three outside directors—again, me, Jack Tompkins and Jim Still.

The executive committee realigned the management structure and focused on strategic plans, as recommended by the management team. We were offered several options, the most attractive being selling our legacy commercial assets, what with office and other properties being out of favor, and pivoting into self storage.

So, it was an easy decision to make because we also needed to get the sales process started earlier rather than later.

These asset sales have been, and are currently being, executed in an orderly fashion while pivoting to acquire self-storage assets, utilizing along the way Section 1031 exchanges to save taxes and preserve value.

At the onset of executing this strategy, the Executive Committee organized, companywide, a detailed review of all of the assets of the company before placing them on the market.

So, instead of just forcing our commercial assets into an open market fire sale—we elected to use brokers, and negotiated and obtained the highest price feasible and that was available for the properties as they were placed, staggered, on the market, not at the same time.

The executive committee set prices for all of the properties to be sold, and management has done an excellent job at executing on this plan.

This strategy has been, and continues to be, quite successful.

Additionally, the executive committee undertook with management to negotiate an orderly and fair separation between the Company and Hartman and his affiliates—over a number of months—including multiple day-long negotiating sessions, almost reaching an agreement.

The idea with these negotiations was for Mr. Hartman to take Hartman vREIT XXI and go his own way, for Mr. Hartman to build a company, and Silver Star would move into the self storage arena and do the same thing, but not be entangled at all with Hartman.

Well, when Mr. Hartman realized that his efforts in negotiating to extract, and I mean literally, extract, a much higher net asset valuation for selling his shares to the company than other shareholders would have been able to obtain; well, we realized then that these negotiations were going nowhere because we were not going to do a deal that disadvantaged other shareholders.

So, what did Hartman do?

He immediately filed illegal Lis Pendens liens and claimed erroneous interest in title with respect to assets that were being sold by Silver Star. Those that were selling well.

Those assets were being sold to timely refinance the SASB loan, which, as you know, was basically a looming maturity.

Everything just grinded to a halt. To get around this nuisance, Silver Star was required to cause its Hartman SPE subsidiary, not the parent company, to file a strategic chapter 11 bankruptcy in an effort to clear these sales from the hurdles of Hartman’s illegal actions.

Silver Star expects that its subsidiary will exit bankruptcy with $370 million, counting leverage, to invest in its future business plan that is to primarily acquire self storage assets.

Silver Star is already below the minimum balance of our interim financing party with respect to the SASB Loan to enable us to refinance the SASB. So, it looks like despite all these problems, despite the Hartman hurdles, we are moving fast to get this done.

Although delayed and costing much more at Alan Hartman's expense, sales of assets exceeding $152 million have been made during 2023. Silver Star expects to have, as I said before, approximately $370 million to invest, and we're looking forward to be able to put these funds to work soon in our mission to reposition the company's assets into self storage.

We also intend to leverage the focused investment management expertise gained through the acquisition of Southern Star and the operations of Southern Star that we have been close to over the last six months.

Further drawing on our extensive expertise, we are strategically positioned to broaden our investment mandate as part of our strategy to enhance shareholder returns. We will, in addition to self-storage, seek to acquire other attractive assets as a result of a network of relationships, expected availability of capital and our ability that we have garnered over the years to structure transactions carefully and successfully. Like we did, quite successfully, with Crescent.

We may identify substantial opportunities for other types of real estate investments where existing owners are looking to divest non-strategic assets and sellers subject to maturing credit requiring complex disposition structures, enabling us to complete their strategic plans.

In fact, we have within the last six-weeks, began this pipeline. That will give us an opportunity to invest possibly not only in self storage but in other properties that may be acquired at deep discounts to replacement costs.

We will be looking for traditional immediate cash flow turnaround opportunities and properties focusing on secondary markets, particularly those cities that are not necessarily urban city markets, but rather, only short distances away where people are beginning to move as they move into the suburbs and out of an urban environment.

Local factors such as political environments, favorable tax structures, affordable housing, etc. or different additional criteria involving companies that are moving out of the northeast and the West Coast to Texas, which is being well documented by the media.

We expect this demographic shift to continue long-term, and this migration of people is something that we want to be in front of. The demand for self storage may be tracked through first time home buyer markets and first time home buyers, which are just getting started; just like where I served for 20 years at Meritage as a member of that board of directors, which shifted about 5 years ago emphasizing first time home buying demographic which we believe is directly connected to the underlying support for self storage.

We believe there could be a high demand for self storage, so we're exploring opportunities that may present itself to bundle some products together.

Long-term mortgages have risen the past year or more, but normalized historical rates are around 4%. Current long-term mortgages have been much above but are forecasted to come down by some experts.

Our goal is to pursue acquisitions that generate a NOI yield in the 6% to 8% range. And the reason I say that is, with Silver Star coming out with $370 million of buying power, there will not be that many companies in the self-storage space looking for secondary markets.

We will be, in my opinion, the buyer of choice. We will have what sellers want; they want to know when a deal is made it will close.

We are creating a pipeline of prospective acquisitions in self storage and in the diversified category as I mentioned earlier in a manner very similar to what I created at Crescent.

So, you will soon have the opportunity to meet David Wheeler in our next video. David has been president of the company and has been with the company for a significant period of time.

As you know, David was recently named interim CEO, a decision that was made on a much-deserved vote of confidence by the executive committee. We have seen Mr. Wheeler mature greatly and there's no doubt he is ready for this role. David's wealth of real estate experience, and his immersion in the self storage sector, uniquely positions him to drive our strategic initiatives forward.

As you can see, we've gone into significant detail to present this narrative and now it is essential for the Company to forge a path forward as outlined in our upcoming PowerPoint presentation being separately sent. Critical to this path forward is the continued service of our board, and that means the incumbent members of the executive committee who have accomplished much—but we are not through. There is much more work remains for us to do. Our plan is to continue on our self storage strategy, and that is what we will do.
Each shareholder will be receiving proxy materials regarding the consent solicitation, as I mentioned previously.

In summary, I thank each shareholder for your consideration of this opportunity and urge you again to vote for our slate of incumbent director nominees. That is Jack Tompkins, Jim Still, and Gerald Haddock.

And our next video communication will be coming soon where Dave Wheeler will discuss in more detail our self storage outlook.

So thank you very much and don't forget to vote your consent immediately when your proxy arrives.

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Forward-Looking Statements

This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the SEC, particularly those described in our most recent Annual Report on Form 10-K, which was filed with the SEC on May 26, 2023 (“Annual Report”) and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this Current Report on Form 8-K and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Additional Information and Where to Find It

The Company has filed with the SEC a preliminary proxy statement on Schedule 14A on November 17, 2023, containing relevant documents with respect to its solicitation of proxies for the Company’s stockholder consent in lieu of annual meeting for the 2023 fiscal year (the “2023 Consent Solicitation”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.

Participants

The Company, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by the Company in connection with matters to be considered in connection with the 2023 Consent Solicitation. Information about the Company’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in the Company’s preliminary proxy statement for the 2023 Consent Solicitation. To the extent holdings of The Company securities reported in the definitive proxy statement for the 2023 Consent Solicitation have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.